EXHIBIT 21

List of Subsidiaries of the Company

Mentor Graphics Subsidiaries

Embedded Alley Solutions, Incorporated

LLC Embedded Alley Solutions Russia

EverCAD Software Corporation

Flomerics Asia Limited

Flomerics France

Flomerics Germany

Flomerics Group Limited

Flomerics Incorporated

Flomerics India Private Limited

Flomerics Italy

Flomerics Japan Limited

Flomerics Limited

Flomerics Nordic AB

LogicVision (Canada), Incorporated

LogicVision Europe, Limited

LogicVision India Private Limited

LogicVision International, Incorporated

LogicVision Japan KK

Mentor Graphics (Asia) Private Limited

Mentor Graphics (Canada) Limited

Mentor Graphics (Deutschland) GmbH

Mentor Graphics (Egypt)

Mentor Graphics (Espana) SL

Mentor Graphics (Finland) Oy

Mentor Graphics (France) Sarl

Mentor Graphics (Holdings) Limited

Mentor Graphics (India) Private Limited

Mentor Graphics (Ireland) Limited

Mentor Graphics (Austria) Branch

Mentor Graphics (Ireland) Finnish Branch

Mentor Graphics (Ireland) French Branch

Mentor Graphics Ireland Taiwan Branch

Mentor Graphics (Ireland) UK Branch

Mentor Graphics (Israel) Limited

Mentor Graphics (Japan) Company Limited

Mentor Graphics (Netherlands Antilles) NV

Mentor Graphics (Netherlands) BV

Mentor Graphics (Sales and Services) Private Limited

Mentor Graphics (Scandinavia) AB

Mentor Graphics (Sales and Services) Private Limited

Mentor Graphics (Scandinavia) AB

Mentor Graphics (Schweiz) AG

Mentor Graphics (Shanghai) Electronic Technology Company Limited

Mentor Graphics (UK) Limited

Mentor Graphics (Scandinavia) Denmark Branch

Mentor Graphics Development Crolles

Mentor Graphics Development (Deutschland) GmbH

Mentor Graphics Development (Ireland) Limited

Mentor Graphics Development Services Limited Moscow Branch

Mentor Graphics Development Services CJSC

Mentor Graphics Development Services Limited

Mentor Graphics (Ireland) Swedish Branch

Mentor Graphics Magyarorszag Kft.

Mentor Graphics Pakistan Development (Private) Limited

Mentor Graphics Polska Sp. Zoo

Mentor Graphics Italian Branch

Mentor Korea Company, Limited

Meta Systems Sarl

MicReD Kft.

Nika France Sarl

Nika GmbH

Nika Software 000 (Russia)

Pextra Corporation

Sierra Design Automation Private Limited

Sierra Design Automation Sarl

Veribest International UK Limited

Volcano Communications AB